QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Petramerica Oil, Inc.

We consent to the inclusion in this Registration Statement on Amendment No. 1 to Form 10-SB of our report dated October 29, 2004 on our audit of the financial statements of Petramerica Oil, Inc. We also consent to the reference to our firm under the caption "expert".

                      /s/ Ehrhardt Keefe Steiner & Hottman PC
                      Ehrhardt Keefe Steiner & Hottman PC

January 24, 2005
Denver, Colorado

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM